Exhibit 99.1

Biotricity Reports Strong Growth for its First Quarter Fiscal Year 2024 and Provides Financial Results and Business Updates

REDWOOD CITY, CA / ACCESSWIRE / August 15, 2023 / Biotricity Inc. (NASDAQ:BTCY) (“Biotricity” or the “Company”), a Technology-as-a-Service (TaaS) company operating in the remote cardiac monitor sector of consumer healthcare, today announced its financial results for the first quarter of fiscal 2024 year ended June 30, 2023.

●	Company reports Q1-FY24 revenue grew by 46.9% YOY to $3.0 million; continuing to advance toward positive cashflow

●	Recurring technology fees and customer device sales, continue to trend higher

●	Reduced SG&A to $3.5 million, down 22% compared to same period last year

●	Gross margins improve to 63.5% from 59.6% in the same period last year

●	Recurring Technology Fee revenue - over 90% of total revenue with a 72% gross margin — rose a robust 47% YOY

●	Net loss improved 28% to $3.6 million

●	Company will host its Q1 Fiscal Year 2024 Financial Results Call on Tuesday, August 15th at 4:30 p.m. ET

Dr. Waqaas Al-Siddiq, Biotricity Founder & CEO, commented, “Our first quarter fiscal 2024 marked a strong start to the year. We saw growth in our sales, encompassing technology fees and device sales. This achievement directly stems from our prudent fiscal management aimed at bolstering our bottom line, and the effective execution by our team and sales channels. Given our consistent gross margin on technology fees of approximately 70%, and an evolving revenue mix where technology fees are expected to comprise an increasing proportion of revenue, we anticipate continued improvement in overall blended gross margin over time. Our AI segment has begun to demonstrate progress and we’ve announced our strengthened relationships with Amazon and Google. We are committed to expanding our AI technology development into remote cardiac care with a focus on predictive monitoring tools to enhance disease profiling, improve patient management, and revolutionize the healthcare industry for disease prevention. In the future, we envision our cardiac AI model’s capacities will empower us to assist healthcare experts in efficiently managing a significantly higher patient load while discerning the most vital data points. This advancement will enable healthcare providers to enhance the caliber of care they deliver while catering to a more extensive patient base.Looking towards the rest of CY 2023, our focus remains four-fold: to increase sales of our remote cardiac monitoring solutions, ramp-up of our subscription-based service, accelerate our recurring revenue, and continue to draw a clear path to profitability.”

Dr. Al-Siddiq continued, “Our products, biosphere platform model, and vertical sales strategy of complementary products, continues to strengthen. Our Biocare app has received thousands of downloads and our BiotresTM- continues to attract industrywide interest with new and existing customers.We will continue to innovate and leverage data intelligently and explore novel approaches for enhancing healthcare outcomes. Through our ongoing commitment to cutting-edge research and development, we aim to redefine the landscape of medical diagnostics and patient care. With each passing quarter, we continue to substantiate our approach of constructing a resilient growth company through the expansion of subscription revenue, robust gross margins, and, over time, the establishment of a solid free cash flow model.”

Q1-FY24 Financial Highlights

●	Revenue increased 46.9% to $3.02 million compared with $2.06 million in Q1 FY24

●	Gross profit percentage was 63.5% for the three months ended June 30, 2023, as compared to 59.6% in the corresponding prior year quarter. This increase in gross margin was largely attributed to an increase in margin related to technology fees

●	Net loss decreased 28% YOY to $3.6 million, or $0.069 per share, from a net loss of $5.0 million, or $0.098 per share, in Q1-FY23

Operating Highlights for Q1-FY24

●	Q1-FY24 recurring (TaaS) Technology Fees rose a robust 47% YOY to $2.8 million, representing over 10 times Device Sales revenue

●	Company maintains its impressive track record with a near-perfect customer retention rate of approximately 98%, consequently bolstering recurring revenue from Technology Fees

●	Increased total addressable market from $1 billion to approximately $35 billion through the launch of its full line of cardiac monitors; and increased total addressable market as AI in the healthcare market is projected to grow to $208.2 billion by 2030

●	Continued to expand its sales force network, with geographic footprint across 35 states with over 2,500 cardiologists

●	Growing repeat sales to installed customer base with new complementary products and a lower cost of sales

●	Company is driven to reach positive cash flow, driving revenue higher while reducing or holding SG&A stable

Full details of the Company’s financial results will be filed with the SEC on Form 10-Q and available by visiting www.sec.gov .

Financial Results and Business Update Conference Call

Management will host a conference call on Tuesday, August 15, 2023 at 4:30 p.m. ET to discuss its financial results for the fiscal 2024 first quarter and provide a business update. Additional details are available under the Investor Relations section of the Company’s website: https://www.biotricity.com/investors/

Event: Biotricity Q1-FY24 Financial Results and Business Update Call

Date: Tuesday, August 15th

Time: 4:30 p.m. ET (1:30 p.m. PT)

Toll Free: 877-405-1216

International: +1 201-689-8336

Webcast URL: https://event.choruscall.com/mediaframe/webcast.html?webcastid=I3WLbWnM

Investors can begin accessing the webcast 15 minutes before the call, where an operator will register your name and organization. The call will be in listen-only mode.

A replay of the call will be available approximately 3 hours after the live call via the Investors section of the Biotricity website at https://www.biotricity.com/investors/.

Toll Free Replay Number: 877-660-6853

International: 201-612-7415

Replay Access ID: 13740622

Expiration: August 29, 2023, 11:59 PM ET

About Biotricity Inc.

Biotricity is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic solutions for chronic conditions. The Company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. There cannot be any assurance that the Company will ever become profitable. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contacts

Investor Relations

Biotricity Investor Relations

Investors@biotricity.com

SOURCE: Biotricity, Inc.